USANA Health Sciences Reports First Quarter 2024 Results

SALT LAKE CITY, April 30, 2024 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal first quarter ended March 30, 2024.

Key Financial & Operating Results
•First quarter net sales were $228 million versus $248 million during Q1 2023, and increased 2% sequentially in constant currency.
•First quarter diluted EPS was $0.86 as compared with $0.95 during Q1 2023.
•Company reiterates fiscal year 2024 net sales and diluted EPS outlook of $850 million to $920 million and $2.40 to $3.00.

Q1 2024 Financial Performance

Consolidated Results
Net Sales	$228 million	•-8% vs. Q1 2023
		•-5% constant currency vs. Q1 2023
		•+3% sequentially
		•+2% constant currency sequentially
		•-$7 million YOY FX impact, or -3%
Diluted EPS	$0.86	•-9% vs. Q1 2023
		•-1% sequentially
Active Customers	494,000	•+1% vs. Q1 2023
		•+2% sequentially

“Our top line results during the first quarter were driven by a successful sales incentive in mainland China, which helped counter the seasonal slowdown that we experience during the Lunar New Year holiday,” said Jim Brown, President and Chief Executive Officer. “This sales incentive helped us generate 15% year-over-year active customer growth in our largest market, as well as year-over-year and sequential quarter sales growth. Notwithstanding our solid performance in China, our first quarter results in other key markets did not meet internal expectations and we are actively working to accelerate our business in these markets during 2024.

“During the first quarter we focused on actively engaging with our Associate leaders across the world through several live annual kickoff events, meetings, and trainings. Moreover, early in the second quarter, we hosted both our China National Sales Meeting in Xiamen, China and our Asia Pacific Convention in Kuala Lampur, Malaysia. Attendance at both events was robust and our executive team and Associate leaders came away from both events with increased excitement and motivation to grow their businesses during 2024. We will host additional Associate events throughout the year; all intended to drive further engagement with and productivity from our Associate leaders.

“We also completed our first full quarter of operations in India and we remain excited and optimistic about this important market. We continue to work closely with our local leadership team to expand and build our presence throughout the country. Although we expect its contribution to be small in this first year, we have high expectations for steady and long-term growth in India.”

Q1 2024 Regional Results:

Asia Pacific Region
Net Sales	$185 million	•-7% vs. Q1 2023
		•-3% constant currency vs. Q1 2023
		•+5% sequentially
		•81% of consolidated net sales
Active Customers	395,000	•+2% vs. Q1 2023
		•+3% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$128 million	•+3% vs. Q1 2023
		•+7% constant currency vs. Q1 2023
		•+10% sequentially
Active Customers	274,000	•+13% vs. Q1 2023
		•+7% sequentially
North Asia

Net Sales	$21 million	•-28% vs. Q1 2023
		•-24% constant currency vs. Q1 2023
		•-3% sequentially
Active Customers	45,000	•-17% vs. Q1 2023
		•-6% sequentially
Southeast Asia Pacific
Net Sales	$36 million	•-22% vs. Q1 2023
		•-19% constant currency vs. Q1 2023
		•-8% sequentially
Active Customers	76,000	•-16% vs. Q1 2023
		•-5% sequentially

Americas and Europe Region
Net Sales	$43 million	•-12% vs. Q1 2023
		•-14% constant currency vs. Q1 2023
		•-3% sequentially
		•19% of consolidated net sales
Active Customers	99,000	•-6% vs. Q1 2023
		•-1% sequentially

Balance Sheet and Share Repurchase Activity
The Company generated $18 million in operating cash flow during first quarter and ended the quarter with $328 million in cash and cash equivalents while remaining essentially debt-free. The Company repurchased 194,000 shares for a total of $9 million during the quarter. As of March 30, 2024, the Company had approximately $62 million remaining under the current share repurchase authorization.

Fiscal Year 2024 Outlook
The Company is reiterating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
Range
Consolidated Net Sales	$850 - $920 million
Diluted EPS	$2.40 - $3.00

“Strength in our mainland China operations carried our first quarter results,” said Doug Hekking, Chief Financial Officer. “This performance helped offset softness in many other markets where we continue to face a challenging operating environment highlighted by ongoing inflationary pressures.”

Mr. Hekking continued, “We remain committed to engaging with Associate leaders throughout each of our markets and plan to offer additional market-specific incentives throughout the year to improve sales and customer activity levels.”

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, May 1, 2024 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Amy Haran
Public Relations
(801) 954-7280

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 30, 2024	April 1, 2023
Net sales	$227,800	$248,360
Cost of sales	43,069	48,519
Gross profit	184,731	199,841
Operating expenses:
Associate incentives	95,758	106,070
Selling, general and administrative	64,300	66,926
Total operating expenses	160,058	172,996
Earnings from operations	24,673	26,845
Other income (expense):
Interest income	2,676	1,775
Interest expense	(52)	(31)
Other, net	(186)	(88)
Other income (expense), net	2,438	1,656
Earnings before income taxes	27,111	28,501
Income taxes	10,574	10,118
Net earnings	$16,537	$18,383

Earnings per common share
Basic	$0.86	$0.95
Diluted	$0.86	$0.95

Weighted average common shares outstanding
Basic	19,174	19,283
Diluted	19,302	19,328

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of March 30, 2024	As of December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$328,336	$330,420
Inventories	60,870	61,454
Prepaid expenses and other current assets	31,864	25,872
Total current assets	421,070	417,746
Property and equipment, net	98,186	99,814
Goodwill	16,902	17,102
Intangible assets, net	29,105	29,919
Deferred tax assets	11,347	13,284
Other assets*	52,665	54,892
Total assets	$629,275	$632,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,266	$10,070
Line of credit - short term	1,320	786
Other current liabilities	103,045	107,989
Total current liabilities	112,631	118,845
Deferred tax liabilities	5,113	4,552
Other long-term liabilities	11,543	12,158

Stockholders' equity	499,988	497,202
Total liabilities and stockholders' equity	$629,275	$632,757

*Other assets include noncurrent inventories of $2,893 and $3,128 as of 30-Mar-24 and 30-Dec-23, respectively. Total inventories were $63,763 and $64,582 as of 30-Mar-24 and 30-Dec-23, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended				Change from prior year	Percent change	Currency impact on sales	% change excluding currency impact
	March 30, 2024		April 1, 2023
Asia Pacific
Greater China	$127,615	56.0%	$123,820	49.9%	$3,795	3.1%	$(5,396)	7.4%
Southeast Asia Pacific	36,065	15.9%	$46,286	18.6%	(10,221)	(22.1%)	(1,495)	(18.9%)
North Asia	21,421	9.4%	$29,608	11.9%	(8,187)	(27.7%)	(987)	(24.3%)
Asia Pacific Total	185,101	81.3%	199,714	80.4%	(14,613)	(7.3%)	(7,878)	(3.4%)
Americas and Europe	42,699	18.7%	48,646	19.6%	(5,947)	(12.2%)	635	(13.5%)
	$227,800	100.0%	$248,360	100.0%	$(20,560)	(8.3%)	$(7,243)	(5.4%)

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
ACTIVE ASSOCIATES AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Active Associates by Region(1)
(unaudited)
	As of March 30, 2024		As of April 1, 2023
Asia Pacific:
Greater China	71,000	36.1%	74,000	34.1%
Southeast Asia Pacific	51,000	25.9%	61,000	28.1%
North Asia	30,000	15.2%	35,000	16.1%
Asia Pacific Total	152,000	77.2%	170,000	78.3%

Americas and Europe	45,000	22.8%	47,000	21.7%
	197,000	100.0%	217,000	100.0%

Active Preferred Customers by Region(2)
(unaudited)
	As of March 30, 2024		As of April 1, 2023
Asia Pacific:
Greater China	203,000	68.3%	168,000	61.3%
Southeast Asia Pacific	25,000	8.4%	29,000	10.6%
North Asia	15,000	5.1%	19,000	6.9%
Asia Pacific Total	243,000	81.8%	216,000	78.8%

Americas and Europe	54,000	18.2%	58,000	21.2%
	297,000	100.0%	274,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.